Exhibit 10.1

EMPLOYMENT AGREEMENT

[Susan P. McGalla]

THIS AGREEMENT is by and between American Eagle Outfitters, Inc. and its designated subsidiary ("Company") and Susan P. McGalla ("Executive"), and is effective as of the date it has been fully executed by the parties ("Effective Date").

Company agrees to continue to employ Executive and to promote her to President and Chief Merchandising Officer ("President") and Executive hereby accepts this offer of continued employment and agrees to serve Company subject to the general supervision, advice and direction of Company's Chief Executive Officer (or his designee) and Board of Directors ("Board"), and upon the following terms and conditions:

1. Position and Duties. Executive shall be promoted to and employed as Company's President and Chief Merchandising Officer of Company (President - AEO Inc.) and Executive hereby accepts this offer of continued employment and shall perform such services and duties as are customary for this position and such other services and duties as the CEO or Board may from time to time designate, including, but not limited to, developing, refining and implementing the Company's strategic growth and operating plans through current and future brand development and acquisition.

1.1. Executive agrees to devote her full business time, best efforts, and undivided attention to the business and affairs of Company, except for any vacations, illness, or disability. Executive shall not engage in any other businesses that would interfere with her duties, provided that nothing contained herein is intended to limit Executive's right to make passive investments in the securities of publicly or privately owned companies or other businesses which will not interfere or conflict with her duties hereunder. Subject to receiving the consent of the CEO, Executive may serve on the Board of Directors of not more than one publicly traded company that does not compete with the Company.

1.2. Executive agrees that she shall at all times observe and be bound by all rules, policies, practices, and resolutions heretofore or hereafter adopted in writing by the Committee or the Company which are generally applicable and provided to Company's officers and which do not otherwise conflict with this Agreement. . These policies may include, but are not limited to, executive stock ownership guidelines, executive allowance policies, and other compensation and benefit programs.

1.3. Company shall indemnify Executive in the performance of her duties and responsibilities and advance expenses in connection therewith to the same extent as other senior executives and officers. Disputes arising out of this paragraph 1.3 shall not be subject to arbitration under paragraph 6.

2. Term. This Agreement and Executive's employment by the Company shall terminate on January 31, 2009, unless sooner terminated as provided herein, or unless extended by the mutual written agreement of both parties (the "Term").

3. Compensation.

3.1. Base Salary. Company shall pay Executive an annual salary of $1,000,000.00 as compensation for her services hereunder, payable in equal installments in accordance with Company's payroll practices for executive employees. The Compensation Committee of the Board (the "Committee") may increase Executive's base salary at their discretion, but said salary shall not be decreased.

3.2. Bonus.

3.2.1 Incentive Bonus. Executive will be eligible to receive an annual incentive bonus targeted at 100% of her base salary and a maximum of 200% of her base salary for fiscal 2007 and for fiscal 2008 under the Company's Management Incentive Plan, or any equivalent replacement plan (the "Bonus Plan"). Payment of this annual performance bonus is conditioned on achievement of pre-determined performance goals set forth in writing and based on objective measurements all established by the Committee. The Committee must verify that the performance goals and other material terms have been met prior to payment. It is the Company's intention that the Bonus Plan be adopted and administered in a manner that enables Company to deduct for federal income tax purposes the amount of any annual incentive bonus. The incentive bonus determined to be due, if any, will be paid within 70 calendar days after the completion of an audit of the Company's financial statements for the applicable fiscal year by the Company's independent audit firm.

3.2.2. Long Term Incentive Bonus. Executive is eligible to receive a long term incentive bonus under the Bonus Plan, or any successor plan (the "LTI Plan"), where for each fiscal year during the term of this Agreement, the CEO shall recommend to the Committee that there be credited to Executive's LTI bonus account an amount targeted at 50% of her annual base salary and a maximum of 100% of her base salary, conditioned on achievement of pre-determined performance goals set forth in writing and based on objective measurements all established by the Committee. The Committee must verify that the performance goals and other material terms have been met prior to crediting her LTI bonus account. Subject to paragraph 7 hereof, Executive will receive payment of: (a) one-third of the amount in her LTI bonus account in each fiscal year beginning in fiscal 2008; (b) the entire amount in her LTI bonus account on a change in control (as that term is defined in Section 9(c) of Company's 2005 Stock Award and Incentive Plan or any equivalent replacement plan), death, permanent disability (as defined in Section 5.2 of this Agreement) or retirement; and (c) no amount of her LTI bonus account upon any voluntary termination of employment by Executive as defined under paragraph 5.4.2 hereof. It is the Company's intention that the LTI Plan be adopted and administered in a manner that enables Company to deduct for federal income tax purposes all amounts paid pursuant to the LTI Plan.

3.3. Stock.

3.3.1. Stock Grant. Executive shall receive a restricted stock award in each of fiscal 2007 and in fiscal 2008 on the date in spring that other executive officers of Company receive their restricted stock grants, in each case equal to the number of shares of Company's common stock equal to $1,500,000 divided by the closing sale price on the grant date, pursuant to and subject to all terms and conditions set forth in Company's 2005 Stock Award and Incentive Plan, or any equivalent replacement plan (the "Stock Plan"). Pursuant to the terms of the Stock Plan, the Committee will condition the vesting of restricted stock based on achievement of pre-determined performance goals set forth in writing and based on objective measurements all established by the Committee. The Committee must verify that the performance goals and other material terms have been met prior to vesting. It is the Company's intention that the Stock Plan be adopted and administered in a manner that enables Company to deduct for federal income tax purposes the value of all restricted stock grants. The delivery of restricted stock earned, if any, will be made within 70 calendar days after the completion of an audit of the Company's financial statements for the applicable fiscal year by the Company's independent audit firm. Any awards of restricted stock outstanding at the time of a "change in control," as that term is defined in Section 9(c) of the Stock Plan, shall vest immediately upon the change in control.

3.3.2. Stock Options. Executive shall receive two stock option awards during the term of this Agreement, the first in fiscal 2007 and the second in fiscal 2008, with each grant made pursuant to and subject to all terms and conditions set forth in the Stock Plan. The fiscal 2007 grant shall be made on the date in spring 2007 that other executive officers of Company receive their annual stock option grants and shall be for the number of shares of Company's common stock with a grant date value equal to $2,500,000 based on the method used by the Company for computing stock option expense for financial statement purposes and with an exercise price equal to the fair market value of the common stock on the grant date as defined in the Stock Plan. The fiscal 2008 grant shall be made on the date in spring 2008 that other executive officers of Company receive their annual stock option grants and shall be for the number of shares of Company's common stock with a grant date value equal to $2,500,000 based on the method used by the Company for computing stock option expense for financial statement purposes and with an exercise price equal to the fair market value of the common stock on the grant date as defined in the Stock Plan. Each option shall vest and be exercisable as to one third of the amount of the grant on each of the first three anniversaries of the grant date or, if earlier, any balance upon Executive's termination of employment (other than by the Company under paragraph 5.3.3, or by Executive under either paragraphs 5.4.1 or 5.4.2, in which event any unvested options will terminate), and shall remain exercisable until the earlier of (a) one year after the termination of Executive's employment, or (b) seven years from the grant date. Notwithstanding the foregoing, if Executive's employment by the Company is not extended at the end of the Term, then all of Executive's equity awards hereunder shall immediately vest.

3.4. Vacation. During the term of this Agreement, Executive shall be entitled to vacation commensurate with other senior executives. Company's CEO and Executive shall mutually agree upon the dates of such vacation.

3.5. Auto Allowance. During the term of this Agreement, Company will provide Executive with an automobile allowance of $1,000.00 per month. Any amount included in Executive's W-2 wages relative to this allowance shall be grossed up for tax purposes.

3.6 Business Expenses. Company shall pay, advance or reimburse Executive for all normal and reasonable business-related expenses, including travel expenses, incurred in the performance of her duties on the same basis as paid to other senior executives. Company shall furnish Executive with Company credit cards provided to other senior executives for use solely in the performance of her duties.

3.7. Taxes. The compensation provided to Executive hereunder shall be subject to any withholdings and deductions required by any applicable tax laws.

3.8. Benefit Plans. Executive is entitled to participate in any deferred compensation or other employee benefit plans, including any profit sharing or 401(k) plans; group life, health, hospitalization and disability insurance plans; deferred compensation plans; discount privileges; equity plans; incentive bonus plans; and other employee welfare benefits made available generally to, and under the same terms as, Company's executives.

4. Executive's Obligations.

Executive acknowledges and agrees that, in exchange for the following covenants, the Company has provided adequate consideration, including without limitation the items set forth in paragraph 3 above, over and above Executive's continued employment.

4.1. Confidential Information. Executive agrees that during and after her employment, any "confidential information" as defined below shall be held in confidence and treated as proprietary to Company. Executive agrees not to use or disclose any confidential information except in furtherance of the business interests of Company. Executive agrees that upon her separation from employment for any reason whatsoever, she shall not take or copy, and shall immediately return to Company, any documents that constitute or contain confidential information. "Confidential information" includes, but is not limited to, any confidential data, figures, projections, estimates, pricing data, customer lists, buying manuals or procedures, distribution manuals or procedures, other policy and procedure manuals or handbooks, supplier information, tax records, personnel histories and records, company phone directories, lists of associates, organizational charts, information regarding sales, information regarding properties and any other confidential information regarding the business, operations, properties or personnel of Company which are disclosed to or learned by Executive as a result of her employment, but shall not include her personal non-business records or personnel records or any information that (i) Executive possessed prior to her first performing services for Company; (ii) becomes a matter of public knowledge thereafter through sources independent of Executive; (iii) is disclosed by Company without restriction on its use; or (iv) is required to be disclosed by law or governmental order or regulation, or court order.

4.2. Solicitation.

4.2.1. Employees. Executive agrees that during her employment and for two years after the end of her employment for any reason, she shall not, directly or indirectly, solicit Company's employees to leave their employment; she shall not employ or seek to employ them; and, she shall not cause or induce any of Company's competitors to solicit or employ Company's employees; provided, however, such prohibition on employment shall not extend to employees that approach Executive without solicitation by Executive.

4.2.2 Third Parties. Executive agrees that during her employment and for two years following the end of her employment for any reason, she shall not, either directly or indirectly, recruit, solicit or otherwise induce or influence any customer, supplier, sales representative, lender, lessor or any other person having a business relationship with Company to discontinue or reduce the extent of such relationship except in the course of her duties pursuant to this Agreement and with the good faith objective of advancing Company's business interests.

4.3. Non-competition. Subject to the Company's performance of the acts and obligations set forth in the next sentence hereof, Executive agrees that for a period of one year following the end of her employment for any reason (the "non-compete period"), she shall not, either directly or indirectly, accept employment with, act as a consultant to, or otherwise perform the same services (which shall be determined regardless of job title) for any business that competes with Company's business, which is understood to be the design, manufacture and retail sale (including Internet sales) of specialty clothing, accessories, shoes, and related merchandise. Notwithstanding the foregoing, if Executive's employment is terminated pursuant to any provisions or subparagraph of paragraph 5 hereof, then the non-competition provisions of this subparagraph 4.3 shall apply only if: (i) Company at its option invokes the first sentence of this paragraph 4.3 by written notice to the Executive, and (ii) Company continues to pay Executive her base salary and provides medical coverage or pays COBRA as severance during and for the entire non-compete period (collectively, "severance benefits"); and provided further that if the Company fails to continue to pay or provide Executive her severance benefits during any point in the non-compete period, Executive will immediately no longer be subject to the non-competition provisions of this subparagraph 4.3. Notwithstanding any other provision of this Section 4.3 to the contrary, Company's ability to enforce the non-competition provisions of this Section 4.3 against Executive shall not apply if Executive is terminated in connection with a change in control (as that term is defined in Section 9(c) of the Company's 2005 Stock Award and Incentive Plan or any equivalent replacement plan), Executive terminates this Agreement for good reason as defined in Section 5.4.3 hereof, or Executive's employment by the Company is not extended at the end of the Term,. Any severance benefits paid under this subparagraph 4.3 shall reduce, dollar for dollar, the amounts required to be paid by the Company to Executive under paragraphs 5.3.1 or 5.3.2 of this Agreement.

4.4. Cooperation.

4.4.1. With Company. Executive agrees to cooperate with Company during the course of all third-party proceedings arising out of Company's business about which Executive has knowledge or information. Such proceedings may include, but are not limited to, internal investigations, administrative investigations or proceedings, and lawsuits (including pre-trial discovery). For purposes of this paragraph, cooperation includes, but is not limited to, Executive's making herself available for interviews, meetings, depositions, hearings, and/or trials without the need for subpoenas or assurances by Company, providing any and all documents in her possession that relate to the proceeding, and providing assistance in locating any and all relevant notes and/or documents, provided that Company gives to Executive reasonable notice of the need for cooperation and pays Executive, if she is required to appear at the request of the Company and she is not at the time employed by or receiving severance pay from the Company, such pay to be at a per day rate based on her final annual base salary.

4.4.2. With Third Parties. At the advice and direction of the Company, Executive agrees to communicate with, or give statements to, third parties relating to any matter about which Executive has knowledge or information as a result of her employment only to the extent that it is Executive's good faith belief that such communication or statement is in Company's business interests.

4.4.3. With Media. At the advice and direction of the Company, Executive agrees to communicate with, or give statements to, any member of the media (print, television or radio) relating to any matter about which Executive has knowledge or information as a result of her employment only to the extent that it is Executive's good faith belief that such communication or statement is in Company's business interests.

4.5. Remedies. Executive agrees that any disputes under this paragraph shall not be subject to arbitration. If Executive breaches this paragraph 4, the damage will be substantial, although difficult to quantify, and money damages may not afford Company an adequate remedy; therefore, if Executive breaches or threatens to breach this paragraph, Company shall be entitled, in addition to other rights and remedies, to specific performance, injunctive relief and other equitable relief to prevent or restrain such conduct, provided that this paragraph 4.5 shall not be interpreted to excuse Company from meeting its burden of proof in any action to secure such relief.

5. Termination and Related Benefits.

5.1. Death. This Agreement shall terminate automatically upon Executive's death, and Company shall pay her surviving spouse, or if she leaves no spouse, her estate, any base salary earned by Executive, and any rights or benefits that have vested. In addition, Company shall pay Executive's surviving spouse, or if she leaves no spouse, her estate, any declared but unpaid bonus that, but for Executive's death would otherwise have been payable to Executive. All unvested portions of awards granted under the Stock Plan and under any other plans that are outstanding, and not previously forfeited, shall vest at Executive's death.

5.2. Permanent Disability. Upon Executive's permanent disability, Company shall have the right to terminate this Agreement immediately with written notice. For these purposes, "permanent disability" means a permanent and total disability within the meaning of Internal Revenue Code section 22(e)(3). If this Agreement is terminated due to Executive's permanent disability, Company shall pay Executive any base salary earned and any rights or benefits that have vested. In addition, Company shall pay Executive any declared but unpaid bonus that, but for Executive's disability, would otherwise have been payable to Executive. All unvested portions of awards under the Stock Plan and under any other plans that are outstanding, and not previously forfeited, shall vest at the time Executive's employment is terminated for permanent disability under this paragraph 5.2.

5.3. Termination by Company.

5.3.1 At End of Term. Company may terminate this Agreement at the end of its Term or any extension thereof by giving 60 calendar days' written notice to Executive. Company may, in its sole discretion, require Executive to cease active employment and pay out the 60-day notice period. Upon a termination of this Agreement at the end of the Term or any extension thereof by Company's written notice to Executive, Company shall have the same obligations to Executive as those set forth in subparagraph 5.3.2 below.

5.3.2. During the Term. In addition to a termination for cause as provided below in subparagraph 5.3.3, Company may terminate this Agreement during its Term, for any reason, upon 30 days' written notice to Executive. Company may, in its sole discretion, require Executive to cease active employment immediately. In the event of such a termination, Company shall have only the following obligations:

  Pay Executive severance in the form of base salary continuation for one year; provided, however, that such salary shall cease to be paid if Executive accepts or performs comparable employment.
  If Executive has been employed the full fiscal year prior to the date of termination, pay Executive any annual incentive bonus declared, but unpaid under the annual bonus plan; and no amount under the long term incentive plan.
  Continue Executive's medical coverage or pay COBRA premiums on behalf of Executive for one year under the same terms as provided to other Company executives; provided, however, that such coverage shall cease upon Executive's becoming eligible for similar coverage under another benefit plan.
  If Executive has been actively employed at least six full months during the fiscal year in which her employment is terminated, then any restricted stock awards outstanding at the time of the termination and not previously forfeited shall vest to the extent that the performance goals established at the time of grant are met for the fiscal year during which termination occurred, even though Executive was not employed for the entire fiscal year.

5.3.3. For Cause. Company may terminate this Agreement during its Term if it has "cause" to do so. For purposes of this paragraph, the term "cause" means the following:

  willful violation of laws and regulations governing Company;
  willful failure to substantially comply with any material terms of this Agreement, provided Company shall make a written demand for substantial compliance setting forth the specific reason(s) for same and Executive shall have 60 days to cure, if possible;
  willful breach of fiduciary duties;
  willful damage, willful misrepresentation, willful dishonesty, or other willful conduct which Company determines has had or is likely to have a material adverse effect upon Company's operations, assets, reputation or financial conditions; or
  willful breach of any stated material employment policy of Company.

Failure to meet performance targets and measures shall not constitute "cause" as that term is used herein. Executive may have an opportunity to be heard by the Board prior to a termination for cause. For purposes of this paragraph, Executive's acts or omissions shall be considered "willful" if done without a good faith, reasonable belief that such act or omission was in Company's best interest. In the event of termination for cause, Company's obligations hereunder cease on Executive's last day of active employment, unless otherwise provided herein.

5.3.4. Method of Payment. Company shall pay any amount(s) due under this paragraph 5.3 to Executive in a single lump sum.

5.4. Termination by Executive.

5.4.1. At End of Term. Executive may terminate this Agreement at the end of its Term or any extension of this Agreement by giving 60 calendar days' written notice to Company's CEO. Company may, in its sole discretion, accept Executive's termination effective immediately and shall continue to pay Executive for 60 calendar days. Company shall thereafter have no obligations to Executive under this Agreement, except as otherwise provided herein.

5.4.2. Voluntary Resignation. Executive may terminate this Agreement or any extension of this Agreement by her voluntary resignation. Executive shall give at least 60 calendar days' written notice of her intention to resign to Company's CEO, which Company may accept immediately. In the event of Executive's resignation, Company will have no further obligations or liability hereunder except as otherwise expressly provided herein. For avoidance of doubt, Executive's retirement in accordance with Company policy shall not be deemed a voluntary resignation hereunder.

5.4.3. For Good Reason. Executive may terminate this Agreement or any extension of this Agreement for good reason, which shall mean either: (a) a material reduction or change in Executive's position, title(s), authority, functions, duties or responsibilities relating to her corporate position described in paragraph 1 of this Agreement, provided Executive has not agreed in writing to the change in advance and provided further that Executive may only exercise this right by written notice to the Company within 30 days of the change; or (b) a change in control (as that term is defined in Section 9(c) of Company's 2005 Stock Award and Incentive Plan or any equivalent replacement plan). In the event Executive exercises her rights under this paragraph 5.4.3, Company shall have the same obligations to Executive as those set forth in paragraph 5.3.2 above.

5.5. Salary Due at Termination. In the event of any termination of Executive's employment, in addition to the payment provided for in paragraph 4.3, Executive (or her estate) shall be paid any unpaid portion of her salary that has accrued by virtue of her employment during the period prior to termination, and bonuses for any fiscal year completed prior to such termination for which the bonus has been earned and not yet been paid, together with any unpaid business expenses properly incurred prior to termination. Such amounts shall be paid within 15 days of the date of termination, unless otherwise provided herein.

6. Arbitration. Unless stated otherwise herein, the parties agree that arbitration shall be the sole and exclusive remedy to redress any dispute, claim or controversy involving the interpretation of this Agreement or the terms, conditions or termination of this Agreement or the terms, conditions or termination of Executive's employment with Company. The parties intend that any arbitration award shall be final and binding and that a judgment on the award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms. This paragraph shall survive the termination or expiration of this Agreement.

6.1. Arbitration shall be held in Pittsburgh, Pennsylvania and shall be conducted by a retired federal judge or other qualified arbitrator mutually agreed upon by the parties in accordance with the Voluntary Arbitration Rules of the American Arbitration Association then in effect. The parties shall have the right to conduct discovery pursuant the Federal Rules of Civil Procedure; provided, however, that the Arbitrator shall have the authority to establish an expedited discovery schedule and cutoff and to resolve any discovery disputes. The Arbitrator shall not have jurisdiction or authority to change any provision of this Agreement by alterations of, additions to or subtractions from the terms hereof. The Arbitrator's sole authority in this regard shall be to interpret or apply any provision(s) of this Agreement. The Arbitrator shall be limited to awarding compensatory damages, including unpaid wages or benefits, but shall have no authority to award punitive, exemplary or similar-type damages, except where expressly provided by statute.

6.2. Any claim or controversy not sought to be submitted to arbitration, in writing within 120 days of when it arose shall be deemed waived and the moving party shall have no further right to seek arbitration or recovery with respect to such claim or controversy.

6.3. The arbitrator shall be entitled to award expenses, including the costs of the proceeding, and reasonable counsel fees.

6.4. The parties hereby acknowledge that since arbitration is the exclusive remedy, neither party has the right to resort to any federal, state or local court or administrative agency concerning breaches of this Agreement, except as otherwise provided herein in paragraph 6, and that the decision of the Arbitrator shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court before any administrative agency with respect to any arbitrable claim or controversy.

7. Internal Revenue Code Section 409A. Notwithstanding anything in this Agreement to the contrary, if, when Executive's employment with Company terminates, Company believes that any payments under this Agreement will result in additional tax or interest to Executive under Internal Revenue Code Section 409A and the guidance promulgated there under ("Code Section 409A"), Company may suspend the payments to Executive of amounts due within the first six months after the termination date. If Company suspends any payments, it will aggregate and pay these amounts to Executive on the earliest of (a) the date that is six months and one day after the termination date, (b) the date of the Executive's death, or (c) any earlier date that does not result in such additional tax or interest under Code Section 409A. To the extent that any provisions of this Agreement do not comply with Code Section 409A, which would cause Executive to incur any additional tax or interest under Code Section 409A, such terms of the Agreement shall be deemed to be modified, to the extent reasonably possible to do so, and applied by Company in a manner to be consistent with Code Section 409A. Furthermore, Company shall, to the extent necessary, modify the timing of delivery of compensation to Executive if it is determined that the timing would result in the additional tax and/or interest and/or penalties assessed to Executive under Code Section 409A (collectively referred to as the "Penalties"). Company agrees that in the event that, even after any deferral or other curative action pursuant to this paragraph 7, it shall be determined that any compensation or benefits, whether paid or payable or distributed or distributable to Executive, is subject to the Penalties, Company shall indemnify and pay to Executive (or her successors and assigns) an additional amount (the "Additional Payment") such that, after payment by Executive of any federal, state or local income tax, employment tax, excise tax, and other tax (including any Penalties) imposed upon the Additional Payment and any interest or penalties imposed with respect to such taxes, Executive retains from the Additional Payment an amount equal to the Penalties imposed on such compensation and benefits. The Company hereby agrees to make the Additional Payment to Executive within 30 days of both receipt of notice from Executive and reasonable verification by the Company from information furnished by Executive that such Penalties are required to be paid by Executive.

8. General Provisions.

8.1. The parties agree that the covenants and promises set forth in paragraph 4, 5 and 6 shall survive the termination of this Agreement and continue in full force and effect.

8.2. Except as otherwise provided in paragraph 6.2 above, failure to insist upon strict compliance with any term hereof shall not be considered a waiver of any such term.

8.3. This Agreement, along with any other document or policy or practice referenced herein (which are collectively referred to herein as "Agreement"), contain the entire agreement of the parties regarding Executive's employment and supersede any prior written or oral agreements or understandings relating to the same. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of both parties.

8.4. Once signed by both parties, this Agreement shall be binding upon and shall inure to the benefits of the heirs, successors, and assigns of the parties, including any successor to the Company's business.

8.5. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provisions of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

8.6. The validity, construction, and interpretation of this Agreement and the rights and duties of the parties hereto shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to state choice of law rules.

8.7. Any written notice required or permitted hereunder shall be mailed, certified mail (return receipt requested) or hand-delivered, addressed to Company's CEO at its corporate headquarters in Warrendale, PA, or to Executive at the most recent home address. Notices are effective upon receipt.

8.8. The rights of Executive under this Agreement shall be solely those of an unsecured general creditor of Company.

8.9. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement.

EXECUTIVE

/s/ Susan P. McGalla

Susan P. McGalla

Signed: March 1, 2007

AMERICAN EAGLE OUTFITTERS, INC.

By: /s/ James V. O'Donnell

James V. O'Donnell

Chief Executive Officer

Signed: March 1, 2007